SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S)240.14a-12

CHENIERE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CHENIERE ENERGY, INC.

Three Allen Center

333 Clay Street, Suite 3400

Houston, Texas 77002-4102

713/659-1361

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held January 15, 2004

Notice is hereby given that a special meeting of stockholders of Cheniere Energy, Inc., a Delaware corporation (the “Company”), will be held on January 15, 2004, at 10:00 a.m., at Three Allen Center, 333 Clay Street, Suite 3400, Houston, Texas, for the following purpose:

1.	To consider and act upon the adoption of the Cheniere Energy, Inc. 2003 Stock Incentive Plan.

2.	To consider, approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to divide the Board of Directors into three classes with each director serving a term of three years. If this proposal is approved, it will be implemented in connection with the 2004 annual meeting of stockholders.

3.	To consider, approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the ability of stockholders to act by written consent.

4.	To consider, approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the ability of stockholders to call special meetings of stockholders.

5.	To consider, approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to require approval of 66 2/3% of the outstanding shares of common stock entitled to vote, voting together as a single class to alter, amend, rescind or repeal the Company Bylaws by action of the stockholders or to adopt or modify the provisions of the Company’s Amended and Restated Certificate of Incorporation to alter, amend, rescind or repeal the bylaws by action of the stockholders or to adopt or modify the provisions of the Amended and Restated Certificate of Incorporation relating to:

•	the division of the board of directors into three classes;

•	the inability of the stockholders to act by written consent;

•	the inability of the stockholders to call special meetings of the stockholders;

•	the ability of the board of directors to adopt, alter, amend and repeal the Bylaws; and

•	the 66 2/3% vote required in order for the stockholders to modify any of the provisions of the Company’s Amended and Restated Certificate of Incorporation described above.

6.	To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

A record of stockholders has been taken as of the close of business on November 25, 2003, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

By order of the Board of Directors,

/S/ DON A. TURKLESON

Don A. Turkleson Secretary

December 12, 2003

CHENIERE ENERGY, INC.

Three Allen Center

333 Clay Street, Suite 3400

Houston, Texas 77002-4102

713/659-1361

PROXY STATEMENT

This Proxy Statement and the enclosed proxy are being mailed to stockholders of Cheniere Energy, Inc., a Delaware corporation (the “Company”), commencing on or about December 17, 2003. The Company’s Board of Directors is soliciting proxies to be voted at the Company’s special meeting of stockholders to be held in Houston, Texas on January 15, 2004 (the “Meeting”), and at any adjournment thereof, for the purposes set forth in the accompanying notice.

The shares covered by a proxy, if such is properly executed and received prior to the Meeting, will be voted in accordance with the directions specified thereon with respect to the approval of the Cheniere Energy, Inc. 2003 Stock Incentive Plan and with respect to any other matters which may properly come before the Meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the Meeting.

The Company expects a proposal to be presented for action at the Meeting to approve the Cheniere Energy, Inc. 2003 Stock Incentive Plan.

The Company also expects to present several other proposals relating to amending the Company’s Amended and Restated Certificate of Incorporation (the “Governance Proposals”). The Company is asking the stockholders to approve a number of Governance Proposals that are anti-takeover in nature and that the Company believes would, if approved, foster the Company’s long-term growth as an independent company and protect the stockholders from potentially coercive or abusive takeover tactics and attempts to acquire the Company at a price or on terms that are not in the best interest of the stockholders. The Company is proposing to amend its Amended and Restated Certificate of Incorporation as follows:

•	amendment of the Company’s Amended and Restated Certificate of Incorporation to divide the board of directors into three classes, with each director serving for a term of three years;

•	amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the ability of the stockholders to act by written consent;

•	amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the ability of the stockholders to call special meetings of the stockholders;

•	amendment of the Company’s Amended and Restated Certificate of Incorporation to require the approval of 66 2/3% of the outstanding shares of the stock entitled to vote, voting together as a single class, to alter, amend, rescind or repeal the Bylaws by action of the stockholders or to adopt or modify the provisions of the Company’s Amended and Restated Certificate of Incorporation relating to:

•	the division of the board of directors into three classes;

•	the inability of the stockholders to act by written consent;

•	the inability of the stockholders to call special meetings of the stockholders;

•	the ability of the board of directors to adopt, alter, amend and repeal the Bylaws; and

•	the 66 2/3% vote required in order for the stockholders to modify any of the provisions of the Amended and Restated Certificate of Incorporation described above.

At the close of business on November 25, 2003, the record date for determining the stockholders entitled to notice of and to vote at the Meeting (the “Record Date”), there were outstanding and entitled to vote 16,214,763 shares of the Company’s common stock, par value $.003 per share (“Common Stock”). Each share of Common Stock entitles the holder to one vote on all matters presented at the Meeting.

The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.

APPROVAL OF THE CHENIERE ENERGY, INC. 2003 STOCK INCENTIVE PLAN

PROPOSAL ONE: Cheniere Energy, Inc. 2003 Stock Incentive Plan

Description

At the Meeting, the stockholders will be asked to approve the adoption of the Cheniere Energy, Inc. 2003 Stock Incentive Plan (the “2003 Plan”), a copy of which is attached hereto as Appendix A. The 2003 Plan is a broad-based incentive plan that provides for granting incentive stock options, stock options that do not constitute incentive stock options, purchased stock awards, bonus stock awards, stock appreciation rights, phantom stock awards, restricted stock awards, performance awards, and other stock or performance-based awards to employees, consultants and non-employee directors.

The Board of Directors unanimously adopted the 2003 Plan on November 11, 2003, subject to stockholder approval at the Meeting. If the 2003 Plan is not approved by the stockholders of the Company at the Meeting, then no awards will be granted under the 2003 Plan.

The 2003 Plan is designed to promote the interests of the Company and its stockholders by encouraging employees, consultants and non-employee directors of the Company or its affiliates to acquire or increase their equity interests in the Company, thereby giving them added incentive to work toward the continued growth and success of the Company. A further purpose of the 2003 Plan is to better able the Company and its affiliates to compete for the services of the individuals needed for the continued growth and success of the Company. Accordingly, the 2003 Plan provides for the following:

•	discretionary grants to employees of the Company or its affiliates of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (“Incentive Stock Options”); and

•	discretionary grants to employees, consultants, and non-employee directors of the Company or its affiliates of (a) stock options that do not constitute Incentive Stock Options (“Non-qualified Stock Options”), (b) shares of Common Stock for a cash purchase price not greater than the fair market value of such shares (“Purchased Stock Awards”), (c) the right to receive cash payments, each of up to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of a share of Common Stock on the date the stock appreciation right was granted (“Stock Appreciation Rights”), (d) shares of Common Stock (“Bonus Stock Awards”), (e) the right to receive cash equal to the fair market value of a specified number of shares of Common Stock at the end of a specified deferral period (“Phantom Stock Awards”), (f) shares of Common Stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances (“Restricted Stock Awards”), (g) cash payments that may be earned based on the satisfaction of various performance measures (“Performance Awards”), and (h) other stock or performance-based awards (“Other Stock or Performance-Based Awards”).

Below is a summary of the terms of the 2003 Plan that is qualified in its entirety by reference to the full text of the 2003 Plan which is attached to this Proxy Statement as Appendix A. Approval of the 2003 Plan requires the affirmative vote of the holders of a majority of the shares entitled to vote on such matter at the Meeting.

Number of Shares Subject to the 2003 Plan

The aggregate number of shares of Common Stock that may be issued under the 2003 Plan will be 1,000,000 shares. No more than 500,000 shares of Common Stock may be issued to any one individual in any calendar year during the term of the 2003 Plan. The limitation described in the preceding sentence may be adjusted upon a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or other change in the Company’s capital structure.

Administration

The 2003 Plan will be administered by the compensation committee appointed by the Board (the “Committee”) or, if none, the Board. With respect to any award intended to be “performance-based compensation” (as described in Section 162(m) of the Code) granted to the Chief Executive Officer or any of the other four highest paid officers of the Company, the Committee will be comprised solely of two or more non-employee directors who also qualify as “outside directors” (as described under Section 162(m) of the Code).

The Committee will have full authority, subject to the terms of the 2003 Plan, to establish rules it deems relevant for the proper administration of the 2003 Plan, to select the employees, consultants, and non-employee directors to whom awards are granted, and to set the type and size of awards that shall be made and the other terms of the awards. When granting awards, the Committee will consider any factors it deems relevant.

Eligibility

All employees, consultants, and non-employee directors of the Company or its affiliates are eligible to participate in the 2003 Plan. The selection of those employees, consultants, and non-employee directors, from among those eligible, who will receive Incentive Stock Options, Non-qualified Stock Options, Purchased Stock Awards, Stock Appreciation Rights, Bonus Stock Awards, Phantom Stock Awards, Restricted Stock Awards, Performance Awards, Other Stock or Performance-Based Awards, or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to employees of the Company or its affiliates.

Term of 2003 Plan

The 2003 Plan will be effective as of the date it is approved by the stockholders of the Company. If not sooner terminated, the 2003 Plan will terminate after the tenth anniversary of the effective date and no further awards may be granted thereafter. The Board, in its discretion, may terminate the 2003 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Term of Awards

The term of any option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award may not exceed a period of ten years.

Stock Options

a. Term of Option. The term of each option will be as specified by the Committee at the date of grant but will not exceed ten years.

b. Acceleration of Vesting. Awards will vest upon termination by the Company without cause or by the participant with good reason, termination for any reason within one year of a change of control, termination upon death or disability or such other events as the Compensation Committee determines.

c. Exercise Price. The exercise price will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option is granted.

d. Special Rules for Certain Stockholders. If an Incentive Stock Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the exercise price will be at least 110% of the fair market value of the shares on the date that the option is granted.

e. Size of Grant. Subject to the limitations described above under the section “Number of Shares Subject to the 2003 Plan,” the number of shares for which an option is granted to an employee, consultant or non-employee director will be determined by the Committee. The Committee may adjust the number and kind of shares for which an option is granted to reflect certain corporate transactions and changes in capitalization.

f. Status of Options. The status of each option granted to an employee as either an Incentive Stock Option or a Non-qualified Stock Option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-qualified Stock Options. All options granted to consultants and non-employee directors will be Non-qualified Stock Options.

g. Payment. The Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, other shares of Common Stock or options to purchase Common Stock owned by the optionee. The 2003 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

h. Amendment. The Committee may amend an exercisable option with the consent of the optionee. As to options not immediately exercisable, the committee may accelerate the terms at which such options may be exercised. The Committee may also grant new options in exchange for outstanding options having a lower exercise price than the surrendered options.

i. Transferability. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A Non-qualified Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a domestic relations order, or with the consent of the Committee.

j. Reload Options. In the discretion of the Committee, a Non-qualified Stock Option may include a right which entitles the participant, upon (i) the exercise of such option prior to termination of employment or service and (ii) payment of the exercise price in shares of Common Stock owned for at least six months, to receive a new Non-qualified Stock Option called a “Reload Option” to purchase shares of Common Stock equal to the number of whole shares delivered in payment of the exercise price at the fair market value per share of Common Stock on the date of exercise of the original Non-qualified Stock Option.

k. Limitations on Exercise. No Incentive Stock Option may be exercised more than (i) three months after the optionee ceases to be an employee for any reason other than death or disability or (ii) one year after the optionee ceases to be an employee due to death or disability. No Non-qualified Stock Option may be exercised more than (i) six months after the optionee ceases to be an employee for any reason other than death or disability or (ii) one year after the optionee ceases to be an employee due to death or disability.

l. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Non-qualified Stock Options and Incentive Stock Options under the 2003 Plan.

Purchased Stock Awards

a. Eligible Persons. The Committee will have authority to sell shares of Common Stock to such employees, consultants and non-employee directors as it selects.

b. Purchase Price. The purchase price per share will be determined by the Committee, but will not exceed the fair market value per share at the time of purchase. The purchase price will be paid in cash.

c. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Purchased Stock Awards under the 2003 Plan.

Stock Appreciation Rights

a. Rights Related to Options. A Stock Appreciation Right granted in connection with an option will entitle the participant to surrender all or part of the option for a cash payment at such time and to the extent such option is exercisable. Any such Stock Appreciation Right will be transferable only to the extent the related option is transferable.

b. Rights Without Options. A Stock Appreciation Right granted independently of an option will be exercisable as determined by the Committee and set forth in the applicable award agreement.

c. Terms. The Committee will determine at the date of grant the times at which and the circumstances under which a Stock Appreciation Right may be exercised (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether the Stock Appreciation Right will be in combination with another award, and any other terms and conditions of any Stock Appreciation Right.

d. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Stock Appreciation Rights under the 2003 Plan.

Bonus Stock Awards

The Committee may grant shares of Common Stock to employees, consultants and non-employee directors on terms and conditions established by the Committee, which grant shall constitute a transfer of unrestricted shares of Common Stock to such recipients without payment.

Phantom Stock Awards

a. Restrictions and Forfeiture. Phantom Stock Awards under the 2003 Plan will be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose. A Phantom Stock Award will terminate if the recipient’s employment with or service to the Company terminates during the applicable deferral period, except as otherwise determined by the Committee or set forth in any agreement pertaining to a Phantom Stock Award.

b. Performance Goals. If the Committee determines a Phantom Stock Award will constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the award will, in the Committee’s discretion, be subject to the achievement of performance goals.

c. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Phantom Stock Awards under the 2003 Plan.

Restricted Stock Awards

a. Transfer Restrictions and Forfeiture Obligations. Restricted Stock Awards will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Committee. Prior to the lapse of such restrictions, the participant may not transfer such shares. The Company may purchase or recover such shares for the amount of cash paid therefore, if any, if (i) the participant terminates his or her employment with or service to the Company prior to the lapse of such restrictions, subject to accelerated vesting or (ii) the Restricted Stock Award is forfeited by the participant pursuant to the terms of the award. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock Award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends or other distributions paid with respect to such shares.

b. Accelerated Vesting. Unless the award provides otherwise, any vested shares of a Restricted Stock Award will vest if the participant’s employment with or service to the Company is terminated without cause by the Company, the participant terminates his or her employment with or service to the Company for good reason or the principal is terminated for any reason within one year of a change of control or due to death or disability.

c. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Restricted Stock Awards under the 2003 Plan.

Performance Awards

a. Performance Period. The Committee may grant Performance Awards under the 2003 Plan that may be paid in Common Stock, cash, or a combination thereof as determined by the Committee. Performance Awards will be granted based on performance criteria measured over a period of not less than one year and not more than three years.

b. Performance Measures. The Committee will use one or more of the following business criteria in establishing performance goals for Performance Awards with respect to the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company:

•	earnings per share;

•	increase in revenues;

•	increase in cash flow;

•	increase in cash flow return;

•	return on net assets;

•	return on investment;

•	return on equity;

•	economic value added;

•	gross margin;

•	net income;

•	pretax earnings;

•	pretax earnings before interest, depreciation and amortization;

•	pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items;

•	operating income;

•	total stockholder return;

•	debt reduction; or

•	any of the above goals determined on an absolute or relative basis as compared to the performance of a published or special index.

c. Payment. Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the Performance Award based on the achievement of the performance measures for such performance period. Payment will be made in cash. The Committee may exercise its discretion to increase amounts payable under any Performance Award except for awards designed to comply with Section 162(m) of the Code.

d. Performance Awards Under Section 162(m) of the Code. Performance Awards granted to persons designated by the Committee as likely to be “Covered Employees” (within the meaning of Section 162(m) of the Code) will constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and the terms of such awards will be interpreted consistently with Section 162(m).

e. Other Terms and Conditions. The Committee may establish other terms and conditions for Performance Awards under the 2003 Plan.

Other Stock or Performance-Based Awards

a. General. The Committee may grant to employees, consultants and non-employee directors Other Stock or Performance-Based Awards which consist of a right denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash.

b. Other Terms and Conditions. The Committee will establish the terms and conditions of any Other Stock or Performance-Based Awards under the 2003 Plan.

Amendments

The Board may amend, suspend or terminate the 2003 Plan; however, any change that would terminate an award or impair the rights of a participant in any material respect with respect to an award theretofore granted will require the participant’s consent. Further, any amendment which would constitute a “material revision” of the 2003 Plan (as that term is used in the rules of the American Stock Exchange) will be subject to stockholder approval.

New Plan Benefits

Executive officers and directors of the Company have an interest in Proposal No. 1 being presented for stockholder approval. To date, no benefits or amounts have been granted, awarded or received under the 2003 Plan. Upon stockholder approval of the 2003 Plan, executive officers and directors of the Company may be granted awards under the 2003 Plan. It is not determinable at this time what benefits, if any, each of the persons or groups eligible to receive awards under the 2003 Plan will receive under the plan because awards are at the discretion of the Committee. See the Summary Compensation Table on page 14 and the Option Grant Table on page 15 for information about awards made under the 1997 Stock Option Plan during fiscal 2002 to the executive officers named in these tables.

Federal Income Tax Aspects of the 2003 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2003 Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees, consultants or directors. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in the income of the optionee will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-qualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-qualified Stock Option such as those under the 2003 Plan (whether or not including a Stock Appreciation Right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-qualified Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-qualified Stock Option or a Stock Appreciation Right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Non-qualified Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a Stock Appreciation Right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non- qualified Stock Option or Stock Appreciation Right.

Restricted Stock Awards. The recipient of a Restricted Stock Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock Award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Stock Award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock Award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c)

there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock Award and is irrevocable.

Performance Awards, Phantom Stock Awards and Other Stock or Performance-Based Awards. An individual who has been granted a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award, Phantom Stock Award, or Other Stock or Performance-Based Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by the Company.

Bonus Stock Awards. In general, a participant who receives a Bonus Stock Award will be taxed on the fair market value of the shares of Common Stock on the date the shares are issued to the individual. The Company will be entitled to a deduction for a corresponding amount.

Purchased Stock Awards. In general, a participant who is given the right to purchase stock at a discount to fair market value does not recognize taxable income and the corporation is not entitled to a deduction until such right is exercised. If and when stock is purchased by a participant at less than its fair market value at the date of purchase, the participant recognizes income and the corporation receives a deduction for the amount of the difference.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options granted by the Committee under the 2003 Plan should not be limited by Section 162(m) of the Code. Further, the Company believes that compensation income generated in connection with Performance Awards granted by the Committee under the 2003 Plan should not be limited by Section 162(m) of the Code. The 2003 Plan has been designed to provide flexibility with respect to whether Restricted Stock Awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock Award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2003 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Restricted Stock Award becomes vested. However, compensation expense deductions relating to Restricted Stock Awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock Award becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with the Company). Compensation income generated in connection with Phantom Stock Awards under the 2003 Plan will be subject to the Section 162(m) deduction limitation. Further, the income generated in connection with all awards granted under the 2003 Plan by the Chief Executive Officer of the Company will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code.

The 2003 Plan is not qualified under Section 401(a) of the Code.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the 2003 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Recommendation of the Company’s Board

The Board of Directors unanimously approved the Cheniere Energy, Inc. 2003 Stock Incentive Plan and has determined that such plan is advisable and in the best interests of the Company and the Company’s stockholders. The Board of Directors recommends a vote FOR approval of the Cheniere Energy, Inc. 2003 Stock Incentive Plan.

APPROVAL OF THE GOVERNANCE PROPOSALS

The following summary is qualified in its entirety by reference to the text of the proposed amendments to the Company’s Amended and Restated Certificate of Incorporation and Bylaws, which are attached to this proxy statement as Appendices B and C. All stockholders are urged to read carefully the proposed Amended and Restated Certificate of Incorporation and the proposed Amended and Restated Bylaws, each as proposed to be amended in their entirety.

General

The Company believes the Governance Proposals are necessary to foster its long-term growth as an independent company and to protect the stockholders from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of the Company at a price or on terms that are not in the best interests of all of its stockholders. The Company recognizes that the Governance Proposals may discourage or impede the completion of a tender offer or make it more difficult to change the composition of the Company’s Board of Directors under circumstances in which stockholders may feel that such transaction or change would be in their best interests.

The Company’s management has no knowledge of any effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. The measures the Company is proposing are not the result of or in response to any specific effort to acquire control of the Company.

At this time, the Company’s management does not intend to propose, and is not currently considering proposing, other anti-takeover measures in future proxy solicitations. However, the Company’s management may determine to adopt one or more of such measures at a later date.

Purpose and Effects of the Governance Proposals

In order to mitigate the concerns described above, the Governance Proposals together with the Bylaws amendments are intended to make it more difficult for a potential acquiror of the Company to take advantage of the capital structure to acquire it by means of a transaction which is not negotiated with the Company’s Board of Directors. The Governance Proposals and the Bylaws amendments would reduce the Company’s vulnerability to an unsolicited takeover proposal. These provisions are designed to enable the Company to develop the Company’s business in a manner which will foster the long-term growth, reducing, to the extent practicable, the threat of a takeover not deemed by the Company’s Board of Directors to be in the best interests of Cheniere and its stockholders and the potential disruption entailed by a threat of such a takeover.

The Company’s Board of Directors believes that when companies do not have measures in place to address unsolicited takeover bids, change in control transactions occur at prices below the best price that might otherwise be attainable. Many companies have put provisions in place which effectively require potential acquirors to negotiate with the companies’ board of directors. The Company’s Board of Directors desires to provide the Company with the flexibility to grow its business without being subject to unsolicited takeover proposals either at inadequate prices or by means of unfair takeover tactics. The Company’s Board of Directors is aware of, and committed to, its fiduciary obligations to the Company and its stockholders in respect of these measures.

The Governance Proposals will make it more difficult for stockholders to change the composition of the Company’s Board of Directors even if stockholders believe such a change would be desirable. Also, because of the additional time required to change control of the Company’s Board of Directors, the Governance Proposals will tend to perpetuate incumbent management. Because the Governance Proposals will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Company’s Board of Directors, even if the takeover bidder were to acquire a majority of the Company’s outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers which stockholders may feel would be in their best interests. As a result, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. The Governance Proposals could also discourage open market purchases by a potential takeover bidder. Such purchases could temporarily increase the market price of the Company’s stock, enabling stockholders to sell their shares at a price higher than that which would otherwise prevail. In addition, the Governance Proposals could decrease the market price of the Company’s common stock by making the stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops.

Existing Anti-Takeover Provisions

The Company’s current Amended and Restated Certificate of Incorporation contains provisions that might be characterized as anti-takeover provisions. Such provisions may render more difficult possible takeover proposals to acquire control of the Company and make removal of its management more difficult.

The Company’s Amended and Restated Certificate of Incorporation authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. Preferred stock may be issued from time to time in one or more series, and the Company’s Board of Directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the Board of Directors to determine such rights, preferences, privileges and restrictions is to allow such determinations to be made by the Board of Directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of the Company.

Although Section 214 of the Delaware General Corporation Law provides that a corporation’s certificate of incorporation may provide for cumulative voting for directors, the Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of a majority of the votes of the outstanding shares of the Company’s common stock have the ability to elect all of the directors being elected at any annual meeting of stockholders.

State Anti-Takeover Statutes

Under the business combination statute of the Delaware General Corporation Law, a corporation is generally restricted from engaging in a business combination with an interested stockholder for a three-year period following the time the stockholder became an interested stockholder. An interested stockholder is defined as a stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within the prior three-year period did own, 15% or more of the corporation’s voting stock. This restriction applies unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation upon completion of the transaction which resulted in the stockholder becoming an interested stockholder (excluding stock held by the Company’s directors who are also officers and by the Company’s employee stock plans, if any, that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

•	mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

•	transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries, subject to certain exceptions;

•	transactions having the effect of increasing the proportionate share of the interested stockholder in the capital stock of the corporation or its subsidiaries, subject to certain exceptions; and

•	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements specified in Section 203(b) of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders.

The Company has not adopted any provision in its Amended and Restated Certificate of Incorporation or Bylaws electing not to be governed by the Delaware business combination statute. As a result, the statute is applicable to business combinations involving Cheniere.

The Governance Proposals, together with the bylaws amendments, may reduce the ability of stockholders to influence the governance of the Company.

The Governance Proposals

In deciding to approve the Governance Proposals, the Company’s Board of Directors determined that it would be beneficial to the Company and its stockholders to have the protections of the Governance Proposals in place because the positive aspects of the Governance Proposals outweigh the potential adverse effects. Although the Governance Proposals may discourage or impede tender offers favorable to the stockholders or make it more difficult for stockholders to change the composition of the Company’s Board of Directors even if the stockholders believe such a change would be desirable, the Company believes the Governance Proposals are necessary to foster its long-term growth as an independent company and to protect the stockholders from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of the Company at a price or on terms that are not in the best interests of all of its stockholders.

PROPOSAL TWO: Staggered Board Proposal

If this proposal is approved, Article Fourth of the Company’s Amended and Restated Certificate of Incorporation will divide the Company’s Board of Directors into three classes based on their terms of office: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which that director was elected. However, the directors first designated as Class I directors shall serve for a term expiring at the next annual meeting of stockholders following the date of the 2004 annual meeting of stockholders, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders following the date of the 2004 annual meeting of stockholders, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders following the date of the 2004 annual meeting of stockholders.

The Company’s Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its stockholders because by providing that directors will serve three-year terms rather than one-year terms, the likelihood of continuity and stability in the policies formulated by the Board of Directors will be enhanced. While the Company’s management has not experienced any problems with continuity in the past, it wishes to ensure that this experience will continue and believes that the staggered election of directors will promote continuity because only one class of the directors will be subject to election each year.

The amendment would significantly extend the time required to make any change in control of the Company’s Board of Directors and will tend to discourage any hostile takeover bid for the Company. Presently, a change in control of the Board of Directors can be made by the holders of a majority of the Company’s shares of common stock at a single annual meeting. Under the proposed amendment, it will take at least two annual meetings for such stockholders to make a change in control of the Company’s Board of Directors, because only a minority of the directors will be elected at each meeting. Staggered terms would guarantee that approximately two-thirds of the directors, or more, at any one time have at least one year’s experience as directors of the Company.

The Company’s current Amended and Restated Certificate of Incorporation does not contain a provision regarding the removal of directors. Where there is no classified board of directors, Delaware law provides that stockholders may remove directors with or without cause by a majority vote. Where there is a classified board of directors, Delaware law provides that stockholders may remove directors only for cause, unless the certificate of incorporation otherwise provides. The Company’s Amended and Restated Certificate of Incorporation does not have a provision allowing removal of directors other than for cause. If the staggered board proposal is approved, stockholders will not have the ability to remove a director at will.

One method for a takeover bidder to obtain control is to acquire a majority of the outstanding shares of a company through a tender offer or open market purchases and then using its voting power to remove the existing directors. Requiring cause in order to remove a director would defeat this strategy. Potential takeover bidders will therefore be more likely to negotiate with the existing Board regarding a change of control. The Board believes that the adoption of proposed Article Fourth would properly condition a director’s continued service upon his ability to serve rather than his position relative to a dominant stockholder.

The approval of the staggered board proposal would eliminate the right of stockholders to remove directors without cause even if stockholders believe such a change would be desirable. Removing a director where cause is required is more difficult, unless cause is readily apparent. If stockholders cannot remove directors without cause, directors might be less responsive to stockholders.

The proposed Article Fourth has the effect of permitting removal of directors only for “cause.” While what constitutes “cause” has not been conclusively established by the Delaware courts, actions such as embezzlement, disclosure of trade secrets, or other violations of fiduciary duty have been found to constitute cause for removal. Courts have indicated that the desire to take over management of a company or the failure to cooperate in management’s plans for a company do not constitute cause for removal.

Stockholders seeking to remove a director for cause could be forced to initiate a lawsuit to clarify the exact meaning of “cause,” which could be costly and time-consuming. Stockholders should recognize that the staggered board proposal will make more difficult the removal of a director in circumstances which do not constitute a takeover attempt and where, in the opinion of the holders of a majority of the Company’s outstanding shares, cause for such removal may exist. Moreover, this proposal may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders.

The vote of 66 2/3% of all Cheniere capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the Company’s Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent with this provision if the supermajority voting proposal described below is adopted.

PROPOSAL THREE: Written Consent Proposal

Unless otherwise provided in a company’s certificate of incorporation, Delaware law permits any action required or permitted to be taken by stockholders at a meeting to be taken without notice, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted. The Company’s Amended and Restated Certificate of Incorporation does not currently provide otherwise. Moreover, the Company’s Bylaws currently provide for stockholder action by written consent. If the written consent proposal is adopted, Article Eighth of the Company’s Amended and Restated Certificate of Incorporation will require that stockholder action be taken at any annual or special meeting of stockholders, and will prohibit stockholder action by written consent. In addition, conforming changes will be made to the Company’s Bylaws.

The written consent proposal will give all stockholders of the Company the opportunity to participate in determining any proposed action and will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. This proposal will prevent stockholders from taking action other than at an annual or special meeting of stockholders at which the proposal is submitted to stockholders in accordance with the advance notice provisions of the Bylaws. This could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote. If the special meeting proposal is adopted, the Company’s stockholders will no longer have the ability to call a special meeting of stockholders to take corporate action between annual meetings. Accordingly, the written consent proposal in conjunction with the special meeting proposal may discourage, delay or prevent a change in control of Cheniere. For example, a proposal for the removal of directors for cause could, if the Company’s Board of Directors desired, be delayed until the next annual meeting of stockholders.

The vote of 66 2/3% of all the Company’s capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the Company’s Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent with this provision if the supermajority voting proposal described below is adopted.

PROPOSAL FOUR: Special Meeting Proposal

Under the Company’s Bylaws, a special meeting of stockholders may be called by the Board, or the Chairman of the Board, the Vice Chairman, the President or the Secretary of the Company or by a majority of the Company’s stockholders. If the special meeting proposal is adopted, Article Seventh of the Company’s Amended and Restated Certificate of Incorporation and Section 2.2 of the Company’s Bylaws will expressly prohibit the Company’s stockholders from calling a special meeting. This would mean that proposals for stockholder action, such as a proposed amendment to the Bylaws or a proposal for the removal of directors for cause, would, if the Company’s Board of Directors desired, be delayed until the next annual meeting of stockholders. A common tactic of bidders attempting a takeover is to initiate a proxy contest by calling a special meeting. By eliminating the stockholders’ right to call a special meeting, expensive proxy contests cannot occur other than in connection with the Company’s annual meeting. The Company’s Board of Directors can still call a special meeting of the stockholders when issues arise that require a stockholder meeting. The inability of a stockholder to call a special meeting might impact a person’s decision to purchase our voting securities.

The vote of 66 2/3% of all the Company’s capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the Company’s Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent with this provision if the supermajority voting proposal described below is adopted.

PROPOSAL FIVE: Supermajority Voting Proposal

Currently, in addition to the approval of the Company’s Board of Directors, the approval of the holders of a majority of the outstanding shares of stock entitled to vote thereon is required to amend any provision of the Company’s Amended and Restated Certificate of Incorporation. Delaware law permits a company to include provisions in its certificate of incorporation that require a greater stockholder vote for any corporate action than the vote otherwise required by law. If the supermajority voting proposal is adopted, Article Ninth of the Company’s Amended and Restated Certificate of Incorporation will require the vote of at least 66 2/3% of all of the shares of the Company’s capital stock which are entitled to vote, voting together as a single class, to (1) take stockholder action to alter, amend, rescind or repeal any of the Company’s Bylaws, or (2) to alter, amend, rescind or repeal certain provisions of the Company’s Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith. The provisions in the Company’s Amended and Restated Certificate of Incorporation affected by this amendment are:

•	Article Fourth dividing the Company’s Board of Directors into three classes;

•	Article Eighth concerning the inability of the Company’s stockholders to act by written consent;

•	Article Seventh concerning the inability of the Company’s stockholders to call special meetings of the stockholders;

•	Article Sixth concerning the ability of the Company’s Board of Directors to adopt, alter, amend and repeal the Bylaws; and

•	Article Ninth requiring a 66 2/3% vote of stockholders to amend the Bylaws or to amend the provisions of the Amended and Restated Certificate of Incorporation described above.

The “supermajority” voting provisions may discourage or deter a person from attempting to obtain control of Cheniere by making it more difficult to amend some provisions of the Company’s Certificate of Incorporation or for the Company’s stockholders to amend any provision of its Bylaws, whether to eliminate provisions that have an anti-takeover effect or those that protect the interests of minority stockholders. The supermajority voting provisions will make it more difficult for a stockholder or stockholder group to amend the Company’s Bylaws or put pressure on the Company’s Board of Directors to amend its Amended and Restated Certificate of Incorporation to facilitate an attempt. Adoption of the supermajority voting proposal requires only the approval of a majority of the outstanding shares of the Company’s common stock. If the supermajority voting proposal is adopted by less than a 66 2/3% vote, stockholders having the same percentage of voting power as those who voted in favor of its adoption will not have sufficient voting power to alter, amend or repeal these provisions at a later date.

Recommendation of the Company’s Board

The Board of Directors unanimously approved the Governance Proposals and has determined that each of the Governance Proposals is advisable and in the best interests of the Company and the Company’s unaffiliated and affiliated stockholders. The Board of Directors recommends a vote FOR approval of each of the Governance Proposals.

Description of Bylaws Amendments

The Company’s Board of Directors has also approved amendments to the Company’s Bylaws necessary to conform the Bylaws to the Amended and Restated Certificate of Incorporation if the Governance Proposals are approved. Section 2.2 will be amended to conform to the provision of the Company’s Amended and Restated Certificate of Incorporation prohibiting stockholders from calling a special meeting of stockholders. Section 2.9 will be deleted, thereby eliminating the stockholders’ right to act by written consent in lieu of an annual or special meeting. Section 3.2 will be amended to provide for the division of the Board of Directors into three classes. A new Section 3.3 will be added to account for vacancies on the Board of Directors. Section 3.4 will be amended to provide that stockholders will no longer be able to remove directors by written consent and directors will no longer be removed without cause. Section 10.1 will be amended such that stockholders will not longer be able to adopt, amend or repeal any Bylaws by written consent and to require the vote of 66 2/3% of the outstanding shares of stock entitled to vote, voting together as a single class, to alter, amend, rescind or repeal the Bylaws. We refer you to the full text of the Amended and Restated Bylaws, which are attached as Appendix C. The proposed amendments were approved by the Company’s Board of Directors in connection with the Governance Proposals and are referred to in this proxy statement as the Bylaws amendments. The Bylaws amendments will become effective when the Governance Proposals are accepted.

EXECUTIVE COMPENSATION

The following table reflects all compensation received by the chief executive officer and by each of the other executive officers of the Company during the three years ended December 31, 2002, 2001 and 2000 (collectively, the “Named Executives”).

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation		Long Term Compensation Awards
Name and Principal Position		Salary	Bonus	Securities Underlying Options/SARs (#)
Charif Souki	(1) 2002	$182,097	—	50,000
Chairman, President and Chief	2001	$125,000	$50,000	120,000
Executive Officer	2000	$120,000	$100,000	112,500

Walter L. Williams	2002	$150,000	—	37,500
Vice Chairman	2001	$150,000	—	80,000
	2000	$127,500	—	67,500

Charles M. Reimer	(2) 2002	$180,000	—	—
Former President and Chief	2001	$180,000	—	120,000
Executive Officer	2000	$60,000	—	362,500

Don A. Turkleson	2002	$150,000	—	25,000
Vice President, Chief Financial	2001	$150,000	—	80,000
Officer, Secretary and Treasurer	2000	$112,500	—	67,500

Jonathan S. Gross	2002	$150,000	—	25,000
Vice President – Exploration	2001	$150,000	—	60,000
	2000	$120,000	—	86,250

(1)	In October 1998, Mr. Souki commenced providing consulting services to the Company pursuant to a Services Agreement and was compensated at a rate of $10,000 per month. Such rate was increased to $15,000 per month in November 2001 and to $20,000 per month in December 2002. Mr. Souki was awarded a bonus of $50,000 in November 2001 and was paid in 2003.

(2)	Mr. Reimer resigned as President and Chief Executive Officer of the Company in December 2002.

Option Grants

Stock options granted to Named Executives during the year ended December 31, 2002 are summarized in the following table:

Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Period	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Charif Souki	50,000	19.6%	$1.25	12/19/07	$17,268	$38,157
Walter L. Williams	37,500	14.7%	$1.25	12/19/07	$12,951	$28,618
Charles M. Reimer	—	—	$—	—	$—	$—
Don A. Turkleson	25,000	9.8%	$1.25	12/19/07	$8,634	$19,078
Jonathan S. Gross	25,000	9.8%	$1.25	12/19/07	$8,634	$19,078

Options granted to Named Executives during 2002 have a term of five years and vest 33% on each of the first three anniversaries of the date of grant.

Outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company through the grant of options to purchase Common Stock of the Company.

Option Exercises and Year-End Values

The following table sets forth information regarding unexercised options or warrants to purchase shares of Common Stock granted by the Company to Named Executives. No Named Executives exercised any Common Stock options during the fiscal year ended December 31, 2002.

	Number of Securities Underlying Unexercised Options/SARs at December 31, 2002		Value of Unexercised In-the- Money Options/SARs at December 31, 2002(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Charif Souki	119,167	163,333	$8,800	$19,100
Walter L. Williams	140,417	119,583	$5,867	$12,858
Charles M. Reimer	377,917	113,333	$8,800	$17,600
Don A. Turkleson	102,917	107,083	$5,867	$12,483
Jonathan S. Gross	91,562	98,438	$4,400	$9,550

(1)	The value of unexercised options and warrants to purchase Common Stock at December 31, 2002 is calculated based upon The American Stock Exchange closing market price of $1.28 per share on December 31, 2002.

Equity Compensation Plan Disclosure Table

The following table summarizes the Company’s use of equity securities as a form of compensation for services rendered to the Company.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,983,611	$2.07	16,389
Equity compensation plans not approved by security holders	450,000	$2.92	—

Total	2,433,611	$2.22	16,389

The Company has issued warrants for the purchase of 450,000 shares of its Common Stock at exercise prices ranging from $1.20 to $11.50 per share as additional compensation for various services rendered to the Company, including assistance in private placements of equity securities, investor relations and marketing of LNG terminal capacity, as well as pursuant to the terms of an employment agreement.

Indemnification of Officers and Directors

The Company’s Amended and Restated Certificate of Incorporation, as amended, provides that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Delaware law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

The Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as amended, provide that the Company shall indemnify its directors and officers to the fullest extent possible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of November 11, 2003 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and Named Executive, and by all directors and executive officers as a group:

Name	Beneficial Ownership		Percent of Class
BSR Investments, Ltd.	1,293,978	(1)	8.1%
Nuno Brandolini	283,750	(2)	1.7%
Keith F. Carney	171,667	(3)	1.1%
Jonathan S. Gross	156,417	(4)	1.0%
Paul J. Hoenmans	70,000	(5)	*
David B. Kilpatrick	26,000	(6)	*
Keith M. Meyer	1,000	(7)	*
Charif Souki	284,017	(8)	1.8%
Don A. Turkleson	198,084	(9)	1.2%
Walter L. Williams	225,834	(10)	1.4%
All Directors and Officers as a group (9 persons)	1,416,768	(11)	8.2%

*	Less than 1%

(1)	BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR and the mother of Charif Souki. Charif Souki disclaims beneficial ownership of the shares. BSR’s address is c/o Harney, Westwood & Riegels, Box 71, Craigmuir Chambers, Road Town, Tortola, B.V.I.

(2)	Includes 70,000 shares issuable upon exercise of currently exercisable options held by Mr. Brandolini. Also includes warrants to purchase 213,750 shares of Common Stock held by Arabella SA, of which Mr. Brandolini disclaims beneficial ownership. Mr. Brandolini serves as Chairman and Chief Executive Officer of Scorpion Holdings, Inc, which manages investments for Arabella SA. Mr. Brandolini also serves as a director of Arabella SA.

(3)	Includes 142,500 shares issuable upon exercise of currently exercisable options held by Mr. Carney.

(4)	Includes 145,000 shares issuable upon exercise of currently exercisable options and 8,333 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement. Excludes 36,667 shares issuable upon the exercise of options held by Mr. Gross but not exercisable within 60 days of the filing of this proxy statement.

(5)	Includes 70,000 shares issuable upon exercise of currently exercisable options held by Mr. Hoenmans.

(6)	Includes 25,000 shares issuable upon exercise of currently exercisable options. Excludes 25,000 shares issuable upon the exercise of options held by Mr. Kilpatrick but not exercisable within 60 days of the filing of this proxy statement.

(7)	Excludes 250,000 shares issuable upon the exercise of options held by Mr. Meyer but not exercisable within 60 days of the filing of this proxy statement.

(8)	Includes 14,250 shares issuable upon exercise of currently exercisable warrants and 60,500 shares owned by Mr. Souki’s wife. Also includes 192,500 shares issuable upon exercise of currently exercisable options and 16,667 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement. Excludes 250,000 shares issuable upon exercise of warrants held by Mr. Souki but not exercisable within 60 days of the date of the filing of this proxy statement. Does not include 1,293,978 shares of Cheniere Common Stock held by BSR Investments, Ltd. of which Charif Souki disclaims beneficial ownership. BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR Investments, Ltd. and the mother of Charif Souki.

(9)	Includes 167 shares issuable upon exercise of currently exercisable warrants, 158,334 shares issuable upon exercise of currently exercisable options and 8,333 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement. Excludes 43,333 shares issuable upon the exercise of options held by Mr. Turkleson but not exercisable within 60 days of the filing of this proxy statement.

(10)	Includes 195,834 shares issuable upon exercise of currently exercisable options, 12,500 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement and 10,000 shares owned by Mr. Williams’ wife. Excludes 51,667 shares issuable upon the exercise of options held by Mr. Williams but not exercisable within 60 days of the filing of this proxy statement.

(11)	Includes an aggregate of 999,168 shares issuable upon exercise of currently exercisable options, 45,832 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement and 228,167 shares issuable upon exercise of currently exercisable warrants. Excludes an aggregate of 729,999 shares issuable upon the exercise of options and warrants not exercisable within 60 days of the filing of this proxy statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the fiscal year ended December 31, 2002:

The Compensation Committee, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company’s stock option plan.

The Committee also establishes salary ranges for officers and certain key employees, and generally approves specific amounts within those ranges on the recommendation of management.

In establishing compensation policies, the Committee believes that total compensation of executive officers, as well as other key employees, should be competitive with other similar oil and gas companies or other business opportunities available to such executive officers and key employees while, within the Company, being fair and discriminating on the basis of personal performance. Periodic awards of stock options are intended to both retain executives and to motivate them to accomplish long-term growth objectives and improve long-term market performance.

The Committee has from time to time retained outside compensation consultants to conduct compensation surveys and advise the Committee concerning compensation matters, and the Committee has surveyed the executive compensation levels of companies in the oil and gas industry that are similar to the Company.

The Company seeks to relate a significant portion of the potential total executive compensation to the Company’s financial performance. In general, executive financial rewards at Cheniere may be segregated into the following components: salary and stock-based benefits. The Committee has not awarded any bonus compensation, except for a December 2000 award of $100,000 and a November 2001 award of $50,000 to the Company’s Chairman.

Base compensation for senior executive officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in their respective executive positions.

The Committee is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives’ economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. Toward that goal, the Company established the Cheniere Energy, Inc. 1997 Stock Option Plan and has made periodic grants of stock options to its officers and other key employees. See “Management - Executive Compensation” and “Management - Option Grants.”

Chief Executive Officer’s Compensation. The Committee determines the compensation of the Chief Executive Officer in substantially the same manner as the compensation of the other officers. In establishing the base salary for Mr. Reimer and the consulting fee for Mr. Souki for the 2002 fiscal year, the Committee assessed (i) the performance of the Company, (ii) total return to stockholders, (iii) progress toward implementation of the Company’s strategic business plan and (iv) compensation levels of chief executive officers of similar companies in the oil and gas industry. The performance by the Company is measured by, among other things, corporate net earnings, revenues, growth in net underlying asset value, stock price and a comparison to similar companies in the oil and gas industry.

Mr. Reimer served as President and Chief Executive Officer of the Company until his resignation on December 18, 2002. Mr. Reimer received a base salary at the rate of $180,000 per year. Effective December 19, 2002, Mr. Souki assumed the positions of President and Chief Executive Officer and receives base compensation of $240,000 per year.

Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 limits the deductibility to the Company of cash compensation in excess of $1 million paid to the Company’s chief executive officer and the next four highest paid officers during any fiscal year, unless such compensation meets certain requirements. During 2002, the Committee reviewed compensation programs in light of the requirements of this law. The Committee does not expect the law to impact the Company in 2003 or for the foreseeable future in any significant way, if at all.

Members of the Compensation Committee

Keith F. Carney, Chairman

Paul J. Hoenmans

John K. Howie

Pursuant to SEC rules, this section of this Proxy Statement does not constitute “soliciting material” and should not be deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K or any other future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Compensation Committee Interlocks and Insider Participation

In addition to serving as a member of the Compensation Committee, Mr. Carney was formerly an officer of the Company. Mr. Carney served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997 and Executive Vice President from 1997 through August 2001.

In addition to serving as a director of the Company, several directors held positions as executive officers during the fiscal year ended December 31, 2002. Mr. Souki served as Chairman of the Board; Mr. Williams served as Vice Chairman of the Board. Mr. Reimer served as President and Chief Executive Officer until his resignation on December 18, 2002, at which time Mr. Souki assumed the additional positions of President and Chief Executive Officer.

Common Stock Performance Graph

The following graph compares the cumulative total stockholder return on the Company’s Common Stock against the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index for the five years ended December 31, 2002. The Company’s Common Stock began trading on the OTC Bulletin Board on July 3, 1996, moved to the NASDAQ SmallCap Market on April 11, 1997, again traded on the OTC Bulletin Board beginning December 14, 2000, and began trading on The American Stock Exchange on March 5, 2001. The graph was constructed on the assumption that $100 was invested in the Company’s Common Stock, the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index on December 31, 1997.

Pursuant to SEC rules, this section of this Proxy Statement does not constitute “soliciting material” and should not be deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K or any other future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing. The stock price performance on the following graph is not necessarily an indicator of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

Among Cheniere Energy, Inc., S&P Oil & Gas (Exploration & Production)

Index, and Russell 2000 Index

	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002
Cheniere Energy, Inc.	$100	$48	$35	$34	$12	$16
S&P Oil & Gas (Exploration & Production) Index	$100	$68	$81	$130	$102	$101
Russell 2000 Index	$100	$97	$116	$111	$112	$88

Certain Relationships and Related Transactions

BSR Investments, Ltd. (“BSR”), an entity holding approximately 8.1% of the outstanding shares of the Company’s Common Stock, is under the control of Nicole Souki, the mother of Charif Souki, Chairman of the Board of Directors, President and Chief Executive Officer. Charif Souki has been engaged, from time to time, as a consultant to BSR. Charif Souki disclaims beneficial ownership of all shares held by BSR.

Cheniere has a 20 percent non-cost bearing interest in J&S Cheniere, SA, a Swiss corporation formed for the purpose of engaging in the trading and transportation of liquefied natural gas. Karim Souki, brother of Cheniere Chairman and President, Charif Souki, is a principal employee of J&S Cheniere, SA.

All such transactions were approved by the Board of Directors of the Company, and the Company believes that each such transaction was on terms that were comparable to, or more favorable to the Company than, those that might have been obtained by the Company on an arm’s length basis from unaffiliated parties.

Interest of Certain Persons in Matters to be Acted Upon

Executive officers and directors of the Company have an interest in the matters being presented for stockholder approval. Upon stockholder approval of the 2003 Plan, executive officers and directors of the Company may be granted stock options, purchased stock awards, bonus stock awards, stock appreciation rights, phantom stock awards, performance awards and restricted stock awards pursuant to the 2003 Plan. The approval of the 2003 Plan is being presented as Proposal 1.

OTHER MATTERS

Required Vote

Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the Meeting. A majority of issued and outstanding shares of Common Stock as of the Record Date represented at the Meeting in person or by proxy will constitute a quorum for the transaction of business.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the Meeting, the proposed adoption of the Company’s 2003 Stock Incentive Plan will require approval by a majority of shares entitled to vote thereon at the Meeting. Approval of each of the Governance Proposals requires the vote of a majority of the shares of Common Stock outstanding as of the Record Date.

Because broker non-votes are not considered “shares present” with respect to matters requiring the affirmative vote of a majority of shares represented in person or by proxy at the Meeting, broker non-votes will not affect the outcome with respect to the proposed adoption of the Company’s 2003 Stock Incentive Plan but broker non-votes with respect to the Governance Proposals will have the same effect as a vote against approval thereof. Abstentions with respect to the proposed adoption of the Company’s 2003 Stock Incentive Plan or the Governance Proposals will have the same effect as a vote against approval thereof.

Stockholder Proposals

Management anticipates that the Company’s 2004 annual stockholders meeting will be held during May 2004. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company’s 2004 annual stockholders meeting must submit the proposal to the Company on or before December 24, 2003. Any such proposals should be timely sent to the Secretary of the Company, 333 Clay Street, Suite 3400, Houston, Texas 77002-4102. Such proposal must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Company’s 2004 proxy materials. Furthermore, proposals by stockholders may be considered untimely if the Company has not received notice of the proposal at least forty-five days prior to the mailing of the proxy materials.

By order of the Board of Directors,

/S/ DON A. TURKLESON

Don A. Turkleson Secretary

December 12, 2003

APPENDIX A

CHENIERE ENERGY, INC.

2003 STOCK INCENTIVE PLAN

January     , 2004

CHENIERE ENERGY, INC.

2003 STOCK INCENTIVE PLAN

Table of Contents

ARTICLE I INTRODUCTION	A-4
1.1 Purpose	A-4
1.2 Shares Subject to the Plan	A-4
1.3 Administration of the Plan	A-4
1.4 Amendment and Discontinuance of the Plan	A-4
1.5 Granting of Awards to Participants	A-4
1.6 Term of Plan	A-4
1.7 Leave of Absence	A-4
1.8 Definitions	A-5

ARTICLE II NONQUALIFIED STOCK OPTIONS	A-8
2.1 Grants	A-8
2.2 Calculation of Exercise Price	A-8
2.3 Terms and Conditions of Options	A-8
2.4 Amendment	A-10
2.5 Acceleration of Vesting	A-10
2.6 Other Provisions	A-10

ARTICLE III INCENTIVE OPTIONS	A-10
3.1 Eligibility	A-10
3.2 Exercise Price	A-10
3.3 Dollar Limitation	A-11
3.4 10% Stockholder	A-11
3.5 Options Not Transferable	A-11
3.6 Reload Options	A-11
3.7 Compliance with 422	A-11
3.8 Limitations on Exercise	A-11

ARTICLE IV PURCHASED STOCK	A-11
4.1 Eligible Persons	A-11
4.2 Purchase Price	A-11
4.3 Payment of Purchase Price	A-11

ARTICLE V BONUS STOCK	A-11

ARTICLE VI STOCK APPRECIATION RIGHTS AND PHANTOM STOCK	A-11
6.1 Stock Appreciation Rights	A-11
6.2 Phantom Stock Awards	A-12

ARTICLE VII RESTRICTED STOCK	A-12
7.1 Eligible Persons	A-12
7.2 Restricted Period and Vesting	A-12

ARTICLE VIII I PERFORMANCE AWARDS	A-13
8.1 Performance Awards	A-13
8.2 Performance Goals	A-13

ARTICLE IX OTHER STOCK OR PERFORMANCE BASED AWARDS	A-14

ARTICLE X CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS	A-14
10.1 General	A-14
10.2 Stand-Alone, Additional, Tandem, and Substitute Awards	A-15
10.3 Term of Awards	A-15
10.4 Form and Timing of Payment under Awards; Deferrals	A-15
10.5 Vested and Unvested Awards	A-15
10.6 Exemptions from Section 16(b) Liability	A-15
10.7 Other Provisions	A-15

ARTICLE XI WITHHOLDING FOR TAXES	A-16

ARTICLE XII MISCELLANEOUS	A-16
12.1 No Rights to Awards	A-16
12.2 No Right to Employment	A-16
12.3 Governing Law	A-16
12.4 Severability	A-16
12.5 Other Laws	A-16
12.6 Shareholder Agreements	A-16

CHENIERE ENERGY, INC.

2003 STOCK INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose. The Cheniere Energy, Inc. 2003 Stock Incentive Plan (the “Plan”) is intended to promote the interests of Cheniere Energy, Inc., a Delaware corporation, (the “Company”) and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2 Shares Subject to the Plan. The aggregate number of shares of Common Stock, $.003 par value per share, of the Company (“Common Stock”) that may be issued under the Plan shall not exceed 1,000,000. No more than 500,000 shares of Common Stock shall be issued to any one Participant in any one calendar year. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as defined below), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

1.3 Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

1.4 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of the American Stock Exchange) shall be subject to shareholder approval.

1.5 Granting of Awards to Participants. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Consultants and Non-Employee Directors as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

1.6 Term of Plan. The Plan shall be effective as of the date approved by shareholders of the Company (the “Effective Date”). The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. If not sooner terminated under the provisions of Section 1.4, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

1.7 Leave of Absence. If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.8 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) or any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the compensation committee appointed by the Board to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code.

“Consultant” means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.

“Covered Employee” shall mean the Chief Executive Officer of the Company or the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

“Disability” means an inability to perform the Participant’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability.

“Employee” means any employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee or a paid Consultant to the Company or an Affiliate.

“Fair Market Value or FMV Per Share”. The Fair Market Value or FMV Per Share of the Common Stock shall be the closing price on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

“Good Reason” means termination of employment by an Employee, termination of service by a Consultant or resignation from the Board of a Non-Employee Director under any of the following circumstances:

(i) if such Employee, Consultant or Non-Employee Director is a party to an agreement for employment with or services to the Company, which agreement includes a definition of “Good Reason” for termination of employment with or services to the Company, “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference.

(ii) if such Employee, Consultant or Non-Employee Director is not a party to an agreement with the Company that defines the term “Good Reason,” such term shall mean termination of employment or service under any of the following circumstances, if the Company fails to cure such circumstances within thirty (30) days after receipt of written notice from the Participant to the Company setting forth a description of such Good Reason:

(i) the removal from or failure to re-elect the Participant to the office or position in which he or she last served;

(ii) the assignment to the Participant of any duties, responsibilities, or reporting requirements inconsistent with his or her position with the Company, or any material diminishment, on a cumulative basis, of the Participant’s overall duties, responsibilities, or status;

(iii) a material reduction by the Company in the Participant’s fees, compensation, or benefits; or

(iv) the requirement by the Company that the principal place of business at which the Participant performs his duties be changed to a location more than fifty (50) miles from downtown Houston, Texas.

“Incentive Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means persons who are members of the Board but who are neither Employees nor Consultants of the Company or any Affiliate.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

“Outstanding Company Common Stock” means, as of any date of determination, the then outstanding shares of Common Stock of the Company.

“Outstanding Company Voting Securities” means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors.

“Participant” means any Non-Employee Director, Employee or Consultant granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Phantom Shares” means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period which is granted pursuant to Article VI of the Plan.

“Reload Option” is defined in Section 2.3(g).

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

2.1 Grants. The Committee may grant Options to purchase the Common Stock to any Employee, Consultant or Non-Employee Director according to the terms set forth below.

2.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(e).

2.3 Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.

(b) Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may, upon confirming that the optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c) Alternative Payment for Stock. Subject to the consent of the Committee and at the election of the Participant, payment of the exercise price or withholding may be made, in whole or in part, with shares of Common Stock with respect to which the Option is being exercised. If payment is to be made in such manner, then the Participant shall deliver to the Company a notice of exercise as to the number of shares of Common Stock to be issued to Participant as well as the number of shares of Common Stock to be retained by the Company in payment. In such case, the notice of exercise shall include (A) a statement (i) directing the Company to retain the number of shares from the exercise of the Options the Fair Market Value (as of the date of delivery of such notice) of which is equal to the portion of the exercise price and/or withholding with respect to which the Participant intends to make payment, and (ii) confirming the aggregate number of shares to be delivered to the Participant; and (B) such additional payment in cash pursuant to the provision of clause (d) or shares pursuant to the provisions of the first paragraph of this clause (c) as shall be necessary, when added to the consideration paid with shares subject to the Option, to pay the exercise price in full for all such shares. If the Company is required to withhold on account of any federal, state or local tax imposed as a result of an exercise of an Option with previously issued stock or by retention of optioned shares under this Section, the Common Stock surrendered or retained shall include an additional number of shares whose Fair Market Value equals the amount thus required to be withheld at the applicable minimum statutory rate.

(d) Options not Transferable. Except as provided below, no Non-qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-qualified Option, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(e) Adjustment of Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company, and all other interested persons.

(f) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

(g) Reload Options. A Non-qualified Option may, in the discretion of the Committee, include a Reload Option right which shall entitle the Participant, upon (i) the exercise of such original Non-qualified Option prior to the Participant’s termination of service and (ii) payment of the appropriate exercise price in shares of Common Stock that have been owned by such Participant for at least six months prior to the date of exercise, to receive a new Non-qualified Option (the “Reload Option”) to purchase, at the FMV Per Share on the date of the exercise of the original Non-qualified Option, the number of shares of Common Stock equal to the number of whole shares delivered by the Participant in payment of the exercise price of the original Non-qualified Option. Such Reload Option shall be subject to the same terms and conditions, including expiration date, and shall be exercisable at the same time or times as the original Non-qualified Option with respect to which it is granted.

2.4 Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding Option, amend such Option. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times. The Committee, in its absolute discretion, may grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, new Options having exercise prices lower (or higher) than the exercise price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

2.5 Acceleration of Vesting. Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause or termination by an Employee or Consultant; (ii) resignation of a Non-Employee Director with Good Reason; (iii) termination, removal or resignation of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of the Change of Control; or (iv) death or Disability of the Participant.

2.6 Other Provisions.

(a) The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

(b) No Option granted hereunder shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Option has been granted.

(c) Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

(d) No Option shall be exercisable more than six (6) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section III.

3.1 Eligibility. Incentive Options may only be granted to Employees.

3.2 Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the FMV Per Share on the option grant date.

3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.

3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6 Reload Options. No Reload Options shall be granted with respect to any Incentive Options.

3.7 Compliance with 422. All Options that are intended to be Incentive Stock Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.8 Limitations on Exercise. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

PURCHASED STOCK

4.1 Eligible Persons. The Committee shall have the authority to sell shares of Common Stock to such Employees, Consultants and Non-Employee Directors of the Company or its Affiliates as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Plan shall be evidenced by an agreement, which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

4.2 Purchase Price. The price per share of Common Stock to be purchased by a Participant under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not greater than the FMV Per Share at the time of purchase.

4.3 Payment of Purchase Price. Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

ARTICLE V

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.

ARTICLE VI

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

6.1 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors on the following terms and conditions.

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

(d) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

6.2 Phantom Stock Awards. The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive cash equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(b) Forfeiture. Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Article VI shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

ARTICLE VII

RESTRICTED STOCK

7.1 Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.

7.2 Restricted Period and Vesting.

(a) The Restricted Stock shall be subject to such restrictions on transfer by the Participant and repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate employment from or services to the Company prior to the lapse of such restrictions, subject to section 7.2(b) below; or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; (ii) termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (iii) termination, resignation or removal of an Employee, Consultant or Non-Employee Director for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.

(c) Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Cheniere Energy, Inc. 2003 Stock Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated             , 200    .

ARTICLE VIII

PERFORMANCE AWARDS

8.1 Performance Awards. The Committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than three years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

8.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on equity; (I) economic value added; (J) gross margin; (K) net income; (L) pretax earnings; (M) pretax earnings before interest, depreciation and amortization; (N) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (O) operating income; (P) total stockholder return; (Q) debt reduction; and (R) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than five years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.

(f) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

OTHER STOCK OR PERFORMANCE BASED AWARDS

The Committee is hereby authorized to grant to Employees, Non-Employee Directors and Consultants of the Company or its Affiliates, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1 General. Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have a discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

10.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.

10.3 Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

10.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company of a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute any “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

10.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without the legend set forth in Section 7.2(a), for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to the person. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

10.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

10.7 Other Provisions. No grant of any Award shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XII

MISCELLANEOUS

12.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

12.3 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Maryland, without regard to any principles of conflicts of law.

12.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5 Other Laws. The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

12.6 Shareholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.

APPENDIX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHENIERE ENERGY, INC.

Under Sections 242 and 245 of the

Delaware General Corporation Law

Originally incorporated under the name

All American Burger, Inc.

The undersigned, being the President of CHENIERE ENERGY, INC., a Company existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: The name of the Company is Cheniere Energy, Inc. (hereinafter referred to as the “Company”). The date of filing of the Company’s original certificate of incorporation with the Secretary of State of the State of Delaware was on March 25, 1983.

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the registered agent of the Company at such address is Company Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Company are to engage in, promote, and carry on any lawful act or activity for which companies may be organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the “GCL”).

[FOURTH: The directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. For purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the 2004 Annual Meeting of Stockholders of the Company and designated as members of such class. Each director shall hold office until the annual meeting of stockholders at which his term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

At each annual election after the 2004 Annual Meeting of Stockholders, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.]

FIFTH: The total number of shares of stock that the Company shall have authority to issue is 45,000,000 shares, consisting of:

(1) 40,000,000 shares of Common Stock, having a par value of $.003 per share; and

(2) 5,000,000 shares of Preferred Stock with a par value of $.0001 per share.

The Board of Directors of the Company is authorized, subject to limitations prescribed by law and by filing any certificate prescribed by law, to establish the par value of such Preferred Stock, to provide for the issuance of such Preferred Stock in series, and to establish the number of shares to be included in each such series, the full or limited voting powers, or the denial of voting powers of each such series, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications or restrictions and other distinguishing characteristics, if any, of the shares of each such series. The authority of the Board of Directors with respect to the shares of each such series shall include, without limitation, determination of the following:

(a) the number of shares of each such series and the designation thereof;

(b) the par value of shares of each such series;

(c) the annual rate or amount of dividends, if any, payable on shares of each such series (which dividends would be payable in preference to any dividends on Common Stock), whether such dividends shall be cumulative or non-cumulative and the conditions upon which and/or the date when such dividends shall be payable;

(d) whether the shares or each such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and the price or prices at which shares of each such series may be redeemed;

(e) the amount, if any, payable on shares of each such series in the event of liquidations, dissolution or winding up of the affairs of the Company;

(f) whether the shares of each such series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the price or prices or the rate or rates at which shares of each such series shall be so convertible or exchangeable, and the adjustment which shall be made, and the circumstances in which such adjustments shall be made, in such conversion or exchange prices or rates; and

(g) whether the shares of each such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of voting rights.

[SIXTH: The Board of Directors of the Company shall have the power to adopt, amend or repeal the Bylaws of the Company at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of directors need not be by written ballot. Any director may be removed at any time with cause, and the vacancy resulting from such removal shall be filled, by vote of a majority of the stockholders of the Company at a meeting called for that purpose or, if not filled by the stockholders, by vote of a majority of the remaining Board of Directors (or the sole remaining director) then in office.]

[SEVENTH: Special meetings of the stockholders of the Company may be called only by the Chairman of the Board, Chief Executive Officer or the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Company.]

[EIGHTH: Any action required to be taken or which may be taken by the holders of the Company Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.]

[NINTH: Notwithstanding anything else contained in this Amended and Restated Certificate of Incorporation or the Bylaws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of the Company entitled to vote in respect thereof, voting together as a single class, shall be required (A) to alter, amend, rescind or repeal Article the Fourth, Article the Sixth, Article the Seventh, Article the Eighth or this Article the Ninth of this Amended and Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (B) in order for the stockholders to adopt, alter, amend, rescind or repeal any Bylaws of the Company.]

TENTH: Personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the GCL, as the same may be amended from time to time.

ELEVENTH: The Company shall, to the fullest extent permitted by Section 145 of the GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

IN WITNESS WHEREOF, the undersigned being thereunto duly authorized has executed this Amended and Restated Certificate of Incorporation this              day of             , 2003.

Don A. Turkleson, Secretary

APPENDIX C

AMENDED AND RESTATED

BY-LAWS

OF

CHENIERE ENERGY, INC.

As amended by the Board of

Directors by resolutions

adopted on November 11, 2003

ARTICLE VIII. VOTING OF SHARES IN OTHER CORPORATIONS	C-11
SECTION 8.1 Voting of Shares in Other Corporations	C-11

ARTICLE IX. INDEMNIFICATION AND INSURANCE	C-11
SECTION 9.1 Indemnification	C-11
SECTION 9.2 Insurance for Indemnification	C-13

ARTICLE X. AMENDMENTS	C-13
SECTION 10.1 Amendments	C-13

AMENDED AND RESTATED

BY LAWS

OF

CHENIERE ENERGY, INC.

ARTICLE I.

OFFICES

SECTION 1.1. Registered Office. Unless and until otherwise determined by the Board of Directors of Cheniere Energy, Inc. (the “Corporation”), the registered office of the Corporation in the State of Delaware shall be at the office of Corporation Service Company, 1013 Centre Road, City of Wilmington 19805, County of New Castle and the registered agent in charge thereof shall be Corporation Service Company.

SECTION 1.2. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II.

MEETING OF STOCKHOLDERS

[SECTION 2.1 Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation (“Directors”) and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.]

[SECTION 2.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, Chief Executive Officer or the President or the Secretary of the Corporation at the request in writing of a majority of the Board to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Special meetings of stockholders cannot be called by the stockholders of the Corporation.]

SECTION 2.3. Notice of Meetings. Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first class mail (airmail in the case of international communications) to each recordholder of Shares (a “Stockholder”) entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. If, prior to the time of transmittal of notice, the Secretary of the Corporation (the “Secretary”) shall have received from any Stockholder a written request that notices intended for such Stockholder are to be transmitted to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be transmitted to the address designated in such request.

(a) Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

(b) Whenever notice is required to be given under any statute or the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws to any Stockholder to whom (1) notice of two consecutive annual meetings, and all notice of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings or (2) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned because undeliverable, the giving of notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice to such person shall have the same force and effect as if such notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 2.3(b).

SECTION 2.4. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was in adequate or improperly given.

SECTION 2.5. Adjournments. Any Stockholders’ meeting, annual or special, whether or not a quorum (as defined in Section 2.6 hereinafter) is present, may be adjourned by vote of a majority of the shares present, either in person or by proxy. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.6. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the meeting may be adjourned from time to time in accordance with Section 2.5 hereof until a quorum shall be present in person or by proxy. On all questions, the Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a number of shares which would otherwise constitute a majority of a quorum.

SECTION 2.7. Voting. Each Stockholder shall be entitled to one vote for each Share held of record by such Stockholder. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting.

[SECTION 2.8 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.]

ARTICLE III.

BOARD OF DIRECTORS

SECTION 3.1. General Powers. Except as may otherwise be provided by law or in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by Stockholders.

[SECTION 3.2 Number and Term of Office. The number of Directors shall be seven or such other number as shall be fixed from time to time by the Board. Directors need not be Stockholders. Directors shall be elected at the annual meeting of Stockholders. If the Certificate of Incorporation so provides, the Directors of the

Corporation shall be divided into classes (“Term of Office Classes”) based upon the expiration of their terms of office. Notwithstanding anything to the contrary contained in this Article III, the manner of election, terms of office and other provisions relating to Directors serving in any Term of Office Classes shall be as provided in the Certificate of Incorporation.]

[SECTION 3.3 Vacancies and Newly Created Directorships. If there occurs any vacancy in the office of a Director due to the death, resignation, retirement, disqualification or removal from office by the Board or other cause (except for removal from office with cause by the Stockholders), such vacancy shall be filled exclusively by vote of the majority of the Directors (or the sole remaining Director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws. If there occurs any vacancy in the office of a Director due to removal from office with cause by the Stockholders, such vacancy shall be filled by vote of a majority of the Stockholders at a meeting called for that purpose or, if not filled by the Stockholders, by vote of a majority of the remaining Board of Directors (or the sole remaining Director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws.

All newly-created directorships resulting from an increase in the authorized number of Directors shall be filled exclusively by the vote of the majority of the Directors (or the sole remaining Director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws.]

Any vacancies or newly-created directorships filled in accordance with this Section 3.3 at a time when the Certificate of Incorporation provides for Term of Office Classes shall be allocated among the Term of Office Classes pursuant to Article the Fourth of the Certificate of Incorporation.

No decrease in the number of authorized Directors constituting the entire Board shall shorten the term of any incumbent Director.

SECTION 3.4. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

[SECTION 3.5 Removal. Any or all of the Directors may be removed with cause, at any time by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors.]

SECTION 3.6. Meetings.

(a) Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.9 hereof.

(b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the Vice Chairman, the President of the Corporation (the “President”), the Secretary or a majority of the Board shall from time to time determine.

(c) Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(e) Quorum and Manner of Acting. A majority of the total number of Directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i) the Chairman, if any;

(ii) the Vice Chairman, if any,

(iii) the President;

(iv) any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.7. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power of authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151 (a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

SECTION 3.8. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

SECTION 3.9. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.10. Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, except as fixed or determined by resolution of the Board. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.

OFFICERS

SECTION 4.1. Officers. The officers of the Corporation shall be the President, the Secretary and a Treasurer and may include a Chairman or two Co-Chairmen, a Vice Chairman, one or more Vice Presidents (including, one or more Executive and/or Senior Vice Presidents), a Chief Financial Officer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may determine. Any two or more offices may be held by the same person.

SECTION 4.2. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

SECTION 4.3. Term of Office, Resignation and Removal.

(a) Each officer, except such officers as may be appointed in accordance with the provision of Section 4.4 or Section 4.5, shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board.

SECTION 4.4. Subordinate Officers. The Board may empower the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold the office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or President may from time to time determine.

SECTION 4.5. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.3 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

SECTION 4.6. The Chairman or Co-Chairmen. The Chairman, if one shall be appointed, or Co Chairmen, if they shall be appointed, shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman or Co-Chairmen shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him or them by the Board or these Bylaws.

SECTION 4.7. The Vice Chairman. The Vice Chairman, if one shall be appointed, shall perform such duties as may from time to time be assigned to him by the Board or the Chairman, and in the absence or disability of the Chairman, shall perform the duties and exercise the powers of the Chairman.

SECTION 4.8. The President. The President shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 4.9. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

SECTION 4.10. Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform and such other duties as the Board or the President shall prescribe.

SECTION 4.11. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the President. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

SECTION 4.12. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

SECTION 4.13. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

SECTION 4.14. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

SECTION 4.15. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board.

SECTION 4.16. Interested Directors; Quorum.

(a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or Committee thereof which authorizes the contract or transaction, or solely because the votes of one or more of such directors or officers are counted for such purpose, if:

(1) The material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(2) The material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a Committee thereof, or the shareholders.

(b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a Committee which authorizes the contract or transaction.

ARTICLE V.

SHARES AND TRANSFERS OF SHARES

SECTION 5.1. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on a Certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

SECTION 5.2. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the Shares evidenced by each certificate evidencing Shares issued by the Corporation, the number of Shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

SECTION 5.3. Transfers of Shares. Registration of transfers of Shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

SECTION 5.4. Addresses of Stockholders. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

SECTION 5.5. Lost, Destroyed and Mutilated Certificates. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.6. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing Shares.

SECTION 5.7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjustment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any judgment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VI.

SEAL

SECTION 6.1. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

ARTICLE VII.

FISCAL YEAR

SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall end on the thirty first day of December of each year unless changed by resolution of the Board.

ARTICLE VIII.

VOTING OF SHARES IN OTHER CORPORATIONS

SECTION 8.1. Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the Chairman, President or a Vice President of the Corporation or by proxy or proxies appointed by one of them. The Board may however, appoint some other person to vote the shares.

ARTICLE IX.

INDEMNIFICATION AND INSURANCE

SECTION 9.1. Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1 (a) and (b) of these Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Section 9.1 (a) and (b) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.1 (a) and (b) of these Bylaws. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

(e) Expenses (including attorneys’ fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(g) For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(h) For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrator of such a person.

SECTION 9.2. Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE X.

AMENDMENTS

SECTION 10.1. Amendments. Unless otherwise provided in the Certificate of Incorporation, any Bylaw (including these Bylaws) may be adopted, amended or repealed by the vote of the recordholders of 66 2/3% of the outstanding Shares then entitled to vote, voting together as a single class or by vote of the Board or by a written consent of Directors pursuant to Section 3.8 hereof.

APPENDIX D

CHENIERE ENERGY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 15, 2004

The undersigned hereby appoints Jonathan S. Gross and Don A. Turkleson, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc., which the undersigned is entitled to vote at the special meeting of stockholders to be held at Cheniere’s offices at Three Allen Center, 333 Clay Street, Suite 3400, Houston, Texas on Thursday, January 15, 2004 at 10:00 a.m., Houston, Texas time, and at any adjournment thereof.

(To be Voted and Signed on Reverse Side)

Please date, sign and mail your proxy card back as soon as possible!

Special Meeting of Stockholders CHENIERE ENERGY, INC.

January 15, 2004

Please Detach and Mail in the Envelope Provided

A. Please mark your votes.

1. Approval of the Cheniere Energy, Inc. 2003 Stock Incentive Plan. FOR AGAINST ABSTAIN

2. Approval of Staggered Board Proposal. FOR AGAINST ABSTAIN

3. Approval of the Written Consent Proposal. FOR AGAINST ABSTAIN

4. Approval of the Special Meeting Proposal. FOR AGAINST ABSTAIN

5. Approval of the Supermajority Voting Proposal. FOR AGAINST ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE PROPOSAL IDENTIFIED IN ITEMS 1, 2, 3, 4 AND 5.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Signature(s) of Stockholder:                                                                      Dated this              day of                                              , 200    .

Note:	Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.

D-1